Exhibit 10.10

NCB 南洋商業銀行

Ref: LO-673-SFGS100-04311303038-00

7 July 2022

Taiwanese Hotpot Limited (the "Borrower")

Important Notice:	This Facility Letter sets out the terms and conditions upon which our bank would provide banking facilities to the Borrower under the SME Financing Guarantee Scheme (100% Guarantee Product) (the **"Scheme"**) guaranteed by HKMC Insurance Limited (**"HKMCI"**). The Borrower and the Personal Guarantor(s) are advised (i) to note and understand the declaration and notes contained in the Application, the Acceptance of Conditions and the related legal documentation before execution, (ii) to read and understand the terms and conditions under this Facility Letter before accepting this Facility Letter, and (iii) to seek independent legal advice before signing this Facility Letter and/or any security document to which any of them is a party.

Dear Sirs,

: General Banking Facilities granted under the Scheme

Further to our recent discussions, the Bank is pleased to grant the following general banking facility(ies) (the "**Facility(ies)**") to the Borrower under the Scheme, subject to the Bank's General Terms and Conditions for General Banking Facilities and Loan Facility(ies) (as amended from time to time, the "**General Terms**") and the terms and conditions as stated below. Words and expressions defined in the General Terms shall have the same meanings when used in this Facility Letter. Any appendix hereto forms an integral part of this Facility Letter.

1.1 Facilities	**Amount**	
Term Loan	Up to HKD8,100,000.00	■ Please refer to Appendix II for other terms and conditions.

1.2 Purpose:

The proceeds of the Facility shall be solely used for the purpose of providing general working capital (including, where applicable, to pay wages or rents) for business operation of the Borrower to meet imminent needs.

1.3 Commitment:

Notwithstanding any provisions of this Facility Letter, the General Terms (if applicable) or any other documents between the Borrower and the Bank to the contrary, the Bank may at any time without prior notice modify, cancel or suspend the Facility at its sole discretion including, without limitation, canceling any unutilized facilities, and declaring any outstanding amount to be immediately due and payable.

1.4 Availability:

(a) Subject to all the security or documents listed out in the section of "Conditions Precedent / Collateral Security(ies)" have been satisfied, the Facility is available for drawing by the Borrower within 30 days from the date of the Notification of Result issued by **HKMCI** (the **"Notification"**) or, in the case of a guarantee issued by HKMCI pursuant to the Scheme (the **"HKMCI Guarantee"**) without the Notification, 30 days from the date of issuance of the relevant HKMCI Guarantee, but in no event be later than the date allowed under the Scheme.

(b) The proceeds of the Facility will be credited to an account of the Borrower maintained with the Bank, provided that the account shall not have any debit balance at the time of crediting. The Borrower represents and warrants, and undertakes to ensure, that the account will not have any debit balance at the time of crediting the proceeds into it. The Bank is not obliged to pay any proceeds if there is any debit balance in the account at the time of crediting.

南洋商業銀行有限公司 Nanyang Commercial Bank, Limited
香港中環德輔道中151號 151 Des Voeux Road Central Hong Kong
電話 Tel: 2852 0888 傳真 Fax: 2815 3333 www.ncb.com.hk
中國信達全資附屬公司 Wholly owned subsidiary of China Cinda

1.5 Expiry of the Facility:

The Facility shall be cancelled and ceased to be operated after the guarantee period as stated in the relevant HKMCI Guarantee. All outstandings under the Facility shall be fully repaid on or before the last day of the relevant guarantee period of the HKMCI Guarantee.

2. Conditions Precedent / Collateral Security(ies)

Subject to the compliance with all the requirements specified in the Notification (if applicable) by the Borrower, the receipt of all the following condition precedent documents in form and substance satisfactory to the Bank and in the absence of any Event of Default or prospective Event of Default, the Facility shall be made available for drawdown or utilization by the Borrower:-

2.1 A duly signed copy of this Facility Letter indicating the Borrower's, the guarantors' and the security providers' acceptance of the Facility on the terms and conditions set out in this Facility Letter.

2.2 Direct Debit Authorization duly executed by the relevant account holder(s).

2.3 Continuing personal guarantee(s) executed/to be executed by the following guarantor(s) (the **"Personal Guarantor"**) in the Bank's favour to cover the Facility to be granted by the Bank to the Borrower, provided that the total liability of each Personal Guarantor under the guarantee shall not be less than the guaranteed amount stated below, together with interest and any other money set out in the guarantee:-

Name of the Personal Guarantor	Guaranteed Amount
Chau Oi Wai	HKD8,100,000.00
So Tsz Kiu	HKD8,100,000.00
Chung Hee Shun	HKD8,100,000.00

2.4 Memorandum given by the Bank to the Personal Guarantor(s) and/or the third party security provider(s) should have been duly acknowledged by such party(ies).

2.5 Copy, certified by a director, of each of the following documents of the Borrower:
- Certificate of Incorporation.
- Memorandum and Articles of Association or other constitutional documents (if any).
- List of directors with their specimen signatures.
- Current Business Registration Certificate (if any).

2.6 If any of the Borrower / security provider(s) is a limited company, the relevant shareholder and board resolutions for the execution of the facility/security documents to which it is a party and certified copies of the constitutional documents of that company.

2.7 The Application for the Facility prescribed by HKMCI for the HKMCI Guarantee (the **"Application"**) duly completed and signed by the Borrower and the Personal Guarantor(s), and submitted to the Bank for on-forwarding to HKMCI.

2.8 The *Acceptance of Conditions* for the Issue of a HKMCI Guarantee (which is the form prescribed by HKMCI from time to time containing conditions for the issue of a HKMCI Guarantee for acceptance by the Borrower before the issuance of a HKMCI Guarantee, the **"Acceptance Form"**) duly completed and signed by the Borrower and submitted to the Bank for on-forwarding to HKMCI.

2.9 The Notification(s) (if applicable) duly issued by HKMCI specifying its decision to grant an approval-in-principle for the issuance of a HKMCI Guarantee for the Facility for an amount up to HKD8,100,000.00.

2.10 The Borrower has submitted to the Bank supporting documents (subject to the Bank's satisfaction at its absolute discretion) as proof for calculation of the Facility Amount available to the Borrower, the decline in sales turnover, wages and rents of the Borrower for the relevant period under the Scheme.

南洋商業銀行有限公司 Nanyang Commercial Bank, Limited
香港中環德輔道中151號 151 Des Voeux Road Central Hong Kong
電話 Tel: 2852 0888 傳真 Fax: 2815 3333 www.ncb.com.hk
中國信達全資附屬公司 Wholly owned subsidiary of China Cinda

2.11 HKMCI has issued the HKMCI Guarantee(s) for the Facility for a guarantee limit not lower than HKD8,100,000.00 in favour of the Bank in accordance with the Scheme, and the fulfillment and compliance in full of all special conditions specified in the HKMCI Guarantee. For the avoidance of doubt but without prejudice to the other provisions of this paragraph, the Bank may withhold the granting of the Facility at any time should any of the conditions precedent or criteria set out in the HKMCI Guarantee issued by HKMCI have not been duly complied with or fulfilled to the satisfaction of HKMCI.

2.12 Such other documents as the Bank and/or HKMCI may request including but not limited to all the necessary application documents and the relevant supporting documents including any documents required by the HKMCI in a *Request for Further Information* prescribed by HKMCI and/or those as may be required to evidence any and all licences, authorizations, consents or approvals necessary for the performance by the Borrower or the security provider(s) of their respective obligations under this Facility Letter and the security documents.

3. Other Conditions:

Notwithstanding any provision herein mentioned or mentioned in the General Terms, the Bank shall have the right to forthwith suspend the Facility and prohibit any further money from being made available to, drawn by or credited in favour of the Borrower or on the Borrower's behalf under the Facility upon the Borrower's failure to pay any sum on a repayment date of any Facility.

4. Representations, Warranties and Covenants:

4.1 In addition to the Borrower's representations, warranties and covenants to the Bank as set out in the Schedule attached to this Facility Letter, the Borrower, the Personal Guarantor(s) and all the other security provider(s) (where applicable) hereby confirm and undertake the following:

- Each of the Borrower, the Personal Guarantor(s) and the security provider(s) hereby acknowledges, agrees and authorises that the Bank and its related bodies may disclose and/or transfer its/their personal data and other information from time to time in its possession to HKMCI in relation to the Facility, the application for financing under the Scheme, the relevant guarantee given by the Personal Guarantor(s), providing security and other related purposes;

- The Borrower (including its partners where the Borrower is a partnership) shall permit the representatives and appointed agents of the Bank and/or HKMCI, to access, inspect and take copies of all books, records, accounts and any other information relating to the Borrower's business, whether in the paper, electronic or any other form or medium from time to time; and the Borrower shall ensure that any individual who is a signatory of the Application or any other individual whose personal data may otherwise be included in the loan file relating to the Facility shall permit disclosure of personal data to the Bank and the HKMCI for the purposes of the Facility and the relevant HKMCI Guarantee;

- The Borrower agrees that the use of the Facility is subject to the terms and conditions of the Scheme and undertakes that it shall not use any proceeds of the Facility, whether in whole or in part, for paying, repaying, restructuring or repackaging all or any part of any loan, credit facility or payment obligation of the Borrower, its subsidiaries or its Related Entities to the Bank, including any SFGS guaranteed facilities granted to the Borrower by the Bank. For the purpose of this Clause, "Related Entity", unless the context otherwise requires, shall be construed so that a person (A), being a sole proprietor, partnership or company, and another person (B), being a sole proprietor, partnership or company, are Related Entities of each other if any one or more persons, individually or jointly, directly or indirectly, hold, beneficially own or control any business interest in each of A and B. For the purpose of the foregoing, "business interest" in relation to a company means the shares or equity interest of such company, and in relation to a partnership means the aggregate or overall rights or entitlements to participate in a distribution of profits of such partnership;

- The Borrower undertakes to submit to the Bank the books, records, accounts and any other information relating to the Borrower's business, whether in the paper, electronic or any other form or medium from time to time;

南洋商業銀行有限公司 Nanyang Commercial Bank, Limited
香港中環德輔道中151號 151 Des Voeux Road Central Hong Kong
電話 Tel: 2852 0888 傳真 Fax: 2815 3333 www.ncb.com.hk
中國信達全資附屬公司 Wholly owned subsidiary of China Cinda

- The Borrower shall not do or permit to be done anything which would prejudice or jeopardize the rights of the Bank or HKMCI, or both, in respect of the Facility;

- The Borrower shall not create, or permit to be created or subsist, any subsequent charges or encumbrances ranking in priority to or *pari passu* with any security that may be given to or held by the Bank for the Facility;

- The Borrower, the Personal Guarantor(s) and the security provider(s) jointly and severally acknowledge that HKMCI's rights, including its right of subrogation, shall at all times rank in priority to the rights and remedies, if any, of the Personal Guarantors and the security providers. The Borrower, the Personal Guarantor(s) and the security provider(s) further jointly and severally undertake in favour of each of the Bank and HKMCI that they:

  (a) shall not exercise in any manner or to any extent any of their rights or remedies against the Borrower or any of the Personal Guarantor(s) and the security provider(s) or in relation to any security or guarantee, including any right of subrogation, indemnity or contribution which it has or may have in law or equity or under, pursuant to or in connection with any security or guarantee or otherwise, unless and until HKMCI has fully and unconditionally recovered the amounts paid by HKMCI under the HKMCI Guarantee or unless and until HKMCI otherwise consents in writing; and

  (b) shall not assert against HKMCI any right of contribution or any analogous rights or remedies;

- The Borrower shall not during the guarantee period as set out in the HKMCI Guarantee sell, sub-lease, charge, part with possession of or otherwise deal with (whether in whole or in part) any business installations and equipment and/or other assets to be acquired with any of the proceeds of the Facility without the prior written consent of the Bank and HKMCI, and, if the foregoing has not been complied with, the Borrower shall ensure that all the proceeds or sums realised or generated as a result shall be paid direct to the Bank for application in or towards payment and discharge of the outstanding under the Facility;

- The Borrower hereby undertakes to inform the Bank if there is any material change of shareholding, equity interest, constitution or structure in or of the Borrower;

- The Borrower shall at all times promptly disclose to the Bank and HKMCI all material facts and information which may in any way affect the rights, interest, obligations or liabilities of HKMCI under the Scheme and the HKMCI Guarantee, and make available to the Bank, HKMCI or its appointed agents, free of charge, all documents, records and information in connection with the rights, interest, obligations or liabilities of HKMCI thereunder including but not limited to all documents and information submitted by the Borrower to the Bank. The Borrower agrees that all information and documents made available to the Bank may be submitted by the Bank to HKMCI and that HKMCI shall have the right to obtain, free of charge, and make copies of any of such materials. The Borrower shall, and shall procure that each Personal Guarantor, each person giving a security and each partner (where the Borrower is a partnership) to, grant (or authorise the Bank to grant) any requisite right of access, inspection, copying or similar rights to HKMCI;

- The Borrower, the Personal Guarantor(s) and all the other security provider(s) hereby declare that all material written information and/or documents supplied by the Borrower, the Personal Guarantor(s) and all the other security provider(s) are true, authentic, complete and accurate in all material respects as at the date it was given and is not misleading in any respect;

- The Borrower hereby undertakes to inform the HKMCI and the Bank if any of the information provided by the Borrower is no longer valid or accurate. The Borrower undertakes to repay in full all the outstanding amounts with respect to the Facility under the Scheme, with interest, prior to the expiry of the HKMCI Guarantee, within such time specified upon notification by the HKMCI or the Bank, if any information provided by the Borrower in connection with the Application, is no longer valid or accurate, or found to be false/no longer valid or accurate. The Borrower acknowledges that the HKMCI and the Bank reserve the right to take any actions, including legal actions, deemed appropriate against the Borrower for furnishing false information;

南洋商業銀行有限公司 Nanyang Commercial Bank, Limited
香港中環德輔道中151號 151 Des Voeux Road Central Hong Kong
電話 Tel: 2852 0888 傳真 Fax: 2815 3333 www.ncb.com.hk
中國信達全資附屬公司 Wholly owned subsidiary of China Cinda

- The Borrower shall ensure that each person (who is an individual) who, directly or indirectly, holds or is beneficially entitled to more than 70% of the issued share capital or equity interest of the Borrower shall enter into an irrevocable, unconditional and legally binding guarantee in favour of the Bank in relation to the Facility (if more than one, on a joint and several basis). In the event that there is no such single person, the Bank shall require those persons (who are individuals) who, directly or indirectly, hold in aggregate more than 70% of the issued share capital or equity interest of the Borrower each enter into an irrevocable, unconditional and legally binding guarantee (on a joint and several basis) in favour of the Bank in relation to the Facility;

- Without prejudice to any rights and remedies that the Bank or the HKMCI may have, the Borrower acknowledges that the HKMCI may forthwith request the Bank to suspend the Facility, and the Bank shall act accordingly, in the event that the HKMCI is in the opinion that the Borrower is:
  (a) in breach of any of the undertakings given herein;
  (b) in breach of any of the terms and conditions mentioned in the Acceptance of Conditions under the Scheme; or
  (c) no longer in compliance with, or has not complied with any terms and conditions set out in this Facility Letter;

- Each signatory to the Application and this Facility Letter for and on behalf of the Borrower hereby declares and confirms that such signatory has the requisite authority and is duly authorised (in the case of a Borrower which is a company) in accordance with the memorandum and articles of association and/or other corporate approvals of the Borrower or (in the case of a Borrower which is a partnership) by all partners of such partnership to execute the Application and this Facility Letter which shall be binding on the Borrower;

- The Borrower confirms that the Borrower has not been granted any other loan by any other lender under the Scheme and no application for such other loan has been made by the Borrower to any other lender.

4.2 The Personal Guarantor(s) and the security provider(s), who provide any security to support/secure the obligations of the Borrower hereunder, confirm that if they have provided guarantee(s) or other security to support/secure other facilities of the Borrower granted by the Bank, any amounts received therefrom after a demand has been made hereunder may at the sole discretion of the Bank be applied to settle any outstanding hereunder or thereunder.

Currently, you represent that you are not (i) a director / supervisor / chief executive / senior management / chairman of committee / head of department / head of branch / officer handling loan applications / controller* / subsidiary / affiliate of the Bank or of a controller*, subsidiary or affiliate of the Bank; or (ii) a relative of any of the persons listed in (i) above. If you are a firm, partnership or non-listed company, you represent that none of the controllers* or directors of the Bank or relatives of such controllers* or directors is interested in your firm, partnership or company as director, partner, manager or agent. If you are an individual, a firm, partnership or non-listed company and the Facility(ies) are secured by any guarantee(s) provided by any third party (the "**Guarantor**"), you also represent that the Guarantor is not a controller* or director of the Bank or a relative of such a troller* or director. You further agree and undertake that if the foregoing is not true or correct or if any of the aforesaid relationships arises, you will promptly notify the Bank in writing. Please disregard the undertaking required under this paragraph should you have already done so.

***Controller of a company** includes, without limitation, any person, whether alone or with associate(s), holds 10% or more shares of such company. For example, China Cinda Asset Management Co., Ltd. is a controller of the Bank.

If you are a company, you agree and undertake that you will promptly notify the Bank in writing if there is any change of the director in your company. If you are an individual, a firm, partnership or company and the Facility(ies) are secured by any corporate guarantee(s) provided by any third party (the "Guarantor"), you also agree and undertake that you will procure the Guarantor to promptly notify the Bank in writing if there is any change of the director in the Guarantor.

The Borrower acknowledge the contents of the Sharing of Credit Data - Customer Consent Form in Appendix I hereto and expressly agree and consent to the terms set out therein.

Please signify the Borrower's receipt of the General Terms and the Borrower's understanding and acceptance of this offer by signing and returning to us the duplicate copy of this Facility Letter on or before 7 August 2022, failing which this offer shall lapse unless otherwise agreed by the Bank.

南洋商業銀行有限公司 Nanyang Commercial Bank, Limited
香港中環德輔道中151號 151 Des Voeux Road Central Hong Kong
電話 Tel: 2852 0888 傳真 Fax: 2815 3333 www.ncb.com.hk
中國信達全資附屬公司 Wholly owned subsidiary of China Cinda

NCB 南洋商業銀行

Ref: LO-673-SFGS100-04311303038-00

Should the Borrower has any queries, please contact the Bank's Mr Yeung of Commercial Business Centre Three at 3988 9836 at any time. The Bank is here to serve the Borrower better.

Yours faithfully,
For and on behalf of
Nanyang Commercial Bank, Limited

NG Shuk Yee B75168
Authorized Signature(s) [illegible] Shuk Yee [illegible]
/mcw

Encl.
- General Terms and Conditions for General Banking Facilities and Loan Facility(ies) 202112 ARR (NCB)
- Certified Extract of the Minutes of Board Resolutions
- Deed of Guarantee and its Pre-advice
- Form of Drawdown Notice
- Direct Debit Authorization
- Data Policy Notice 202112

南洋商業銀行有限公司 Nanyang Commercial Bank, Limited
香港中環德輔道中151號 151 Des Voeux Road Central Hong Kong
電話 Tel: 2852 0888 傳真 Fax: 2815 3333 www.ncb.com.hk

Appendix I

To: **Nanyang Commercial Bank, Limited (the "Bank")**

Date: ________________

Sharing of Credit Data - Customer Consent Form

Customer's Acknowledgement and Consent

(1) I/We hereby acknowledge and agree that, subject to paragraph (2), any information with respect to me/us which is provided by me/us at the Bank's request or collected in the course of dealings between me/us and the Bank may be disclosed to, or used and retained by any credit reference agency or similar service provider for the purpose of verifying such information or enabling them to provide such information to other institutions :

(a) in order that they may carry out credit and other status checks in respect of me/us in my/our capacity as applicant for, or guarantor of, credit facilities; and

(b) for the purposes of reasonable monitoring of any indebtedness while there is a current default by me/us as borrower or guarantor.

(2) I/We may by giving the Bank at least 90 days' notice in writing (which will take effect from the date of receipt by the Bank) revoke the consent contained in paragraph (1).

(3) If I/we give notice to revoke the consent given pursuant to paragraph (1) in accordance with paragraph (2):

(a) subject to paragraphs (3)(f) and (g) below, the Bank may continue to disclose information pursuant to paragraph (1) until the notice of revocation given pursuant to paragraph (2) expires;

(b) the Bank may notify all persons to whom the Bank is permitted to disclose information pursuant to paragraph (1) of the fact that a notice of revocation has been given pursuant to paragraph (2);

(c) the Bank may regard the notice of revocation served on the Bank as also applying to the consent I/we have previously given in respect of all other credit facilities granted to me/us;

(d) the Bank may terminate any facilities extended to me/us with effect from the date to be advised by the Bank;

(e) the credit reference agency or similar service provider may continue to retain information provided to it by the Bank in its internal archive for its internal use but not for provision of such information to other institutions when they seek credit reports;

(f) the Bank may continue to provide information relating to hire purchase and leasing transactions and loans to wholesalers and retailers to finance the acquisition of stock in trade to the credit reference agency or similar service provider notwithstanding revocation of the consent referred to in paragraph (2) above; and

南洋商業銀行有限公司 Nanyang Commercial Bank, Limited
香港中環德輔道中151號 151 Des Voeux Road Central Hong Kong
電話 Tel: 2852 0888 傳真 Fax: 2815 3333 www.ncb.com.hk
中國信達全資附屬公司 Wholly owned subsidiary of China Cinda

(g) the credit reference agency or similar service provider may continue to provide information relating to hire purchase and leasing transactions and loans to wholesalers and retailers to finance the acquisition of stock in trade and information which is a matter of public record notwithstanding the revocation of the consent referred to in paragraph (2) above.

(4) Subject to paragraphs (2) and (3), this consent shall remain in effect :

(a) as long as I/we maintain an account relationship with the Bank and for a period of five years thereafter; or

(b) if later, for the period of five years after the date of settlement following a payment default of more than sixty days.

This Form supersedes any previous Customer Consent Form previously signed by me/us. The acknowledgement and agreement contained in this Form are in addition to and do not affect any agreement or consent contained in the Bank's account documentation and/or standard terms and conditions.

南洋商業銀行有限公司 Nanyang Commercial Bank, Limited
香港中環德輔道中151號 151 Des Voeux Road Central Hong Kong
電話 Tel: 2852 0888 傳真 Fax: 2815 3333 www.ncb.com.hk
中國信達全資附屬公司 Wholly owned subsidiary of China Cinda

Ref: LO-673-SFGS100-04311303038-00

Appendix II

Facility	Term Loan Facility
Purpose	Please refer to Clause 1.2 (*Purpose*).
Interest Rate	Interest shall be charged at 2.5% per annum below the prime lending rate for Hong Kong Dollars quoted by The Hong Kong Mortgage Corporation Limited from time to time.
Availability Period	Please refer to Clause 1.4 (*Availability*).
Drawdown	Subject to the due fulfillment and observance of all conditions precedent contained in Clause 2 and other procedures from time to time required by the Bank, the Borrower may on any Business Day during the Availability Period make a drawing under the Facility by giving the Bank at least one (1) Business Day's written drawdown notice ("Drawdown Notice") prior to the relevant drawdown date, such Drawdown Notice should be duly signed by the authorized signatories of the Borrower.
Final Maturity Date	One hundred and twenty (120) months from the date of drawdown or such later date as the Bank may agree.
Repayment	The outstanding principal of the Facility and interest accrued thereon shall be repaid by one hundred and twenty (120) equal monthly instalments, commencing one (1) month after the date of drawdown (each a "Repayment Date"). **Repayment Date shall not be later than the last day of the guarantee period of the relevant HKMCI Guarantee issued by HKMCI.**
Prepayment	The Borrower may prepay all or any part of the Facility, together with all accrued interest, on any Repayment Date provided that at least 30 days' prior written notice shall have been given to the Bank. Prepayments shall where applicable be applied to reduce repayment instalments in inverse order of maturity and shall not be reborrowed.

南洋商業銀行有限公司 Nanyang Commercial Bank, Limited
香港中環德輔道中151號 151 Des Voeux Road Central Hong Kong
電話 Tel: 2852 0888 傳真 Fax: 2815 3333 www.ncb.com.hk
中國信達全資附屬公司 Wholly owned subsidiary of China Cinda

Ref: LO-673-SFGS100-04311303038-00

SME Financing Guarantee Scheme (100% Guarantee Product)
Schedule

1. Representations

The representations and warranties set out in Clause 1.1 (Status) to Clause 1.15 (Compliance) of this Schedule are to be made by the Borrower as of the date of the relevant Facility Letter and the Borrower expressly acknowledges that the Bank enters into the Facility Letter in reliance on all those representations and warranties. In addition, the Borrower expressly acknowledges that each of the representations and warranties set out in Clause 1.1 (Status) to Clause 1.8 (Claims Pari Passu), Clause 1.10 (No Immunity) to Clause 1.15 (Compliance) shall be deemed to be repeated by the Borrower by reference to the facts and circumstances then existing on each date on which a Drawdown is made under the relevant Facility and on each date on which any amount is payable by the Borrower under the relevant Facility.

1.1 Status

The Borrower makes all those representations and warranties relating to its status as an eligible borrower that:

1.1.1 it is a company, sole proprietorship, partnership or unincorporated body of persons which has a business operation in Hong Kong and remains registered under the Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong);

1.1.2 it is not carrying on the business of a lender or otherwise providing funds available for borrowing in any way;

1.1.3 it is not an affiliate of the Bank;

1.1.4 it is not a company or corporation which has any of its shares listed on The Stock Exchange of Hong Kong Limited (whether on the Main Board or the Growth Enterprise Market) or any similar exchanges in or outside Hong Kong;

1.1.5 it has been in operation for at least three months in Hong Kong as at the end of December 2019;

1.1.6 it has suffered at least a 30% decline in sales turnover in any month since February 2020 compared with the monthly average of any quarter (i.e. January to March, April to June, July to September or October to December) in 2019;

1.1.7 it has no record on any Outstanding Default as at the date of submission of the relevant Application;

1.1.8 it (or in case of sole proprietorship, the sole proprietor) has no record of winding up or bankruptcy petition or proceedings; and

1.1.9 no Personal Guarantor has any record of bankruptcy petition or proceedings.

For the purpose of this Clause:

"Outstanding Default" means failure to repay or pay a loan, interest or other payment, or any part thereof, in accordance with the relevant facility, whereby the indebtedness remains outstanding for more than 60 days after the relevant repayment or payment date, (a) as evidenced by the latest report issued by any credit information provider made available to the Bank and which is issued not earlier than 30 days prior to the date of drawdown of the Facility; or (b) in respect of any facility granted by the Bank, with reference to the Bank's records, external credit information searches (as appropriate).

"affiliate", in relation to the Bank, means:

(a) any company which controls the Bank or one over which the Bank has control or any company which is under the control of the same person as the Bank;
(b) any person who controls the Bank and any partner of such person, and, where either such person is an individual, any relative of such individual;
(c) any director of the Bank or of any company referred to in paragraph (a) above and any relative of any such director;

南洋商業銀行有限公司 Nanyang Commercial Bank, Limited
香港中環德輔道中151號 151 Des Voeux Road Central Hong Kong
電話 Tel: 2852 0888 傳真 Fax: 2815 3333 www.ncb.com.hk
中國信達全資附屬公司 Wholly owned subsidiary of China Cinda

or

(d) any partner of the Bank and, where such partner is an individual, any relative of such individual.

"control", in relation to a company, means the power of a person to secure:

(a) by means of the holding of shares or the possession of voting power in or in relation to such or any other company; or

(b) by virtue of any powers conferred by the articles of association or other document regulating such or any other company,

that the affairs of such company are conducted in accordance with the wishes of such person.

"relative", in relation to an individual, means the spouse, parent, child, brother, sister, brother-in-law, father-in-law, mother-in-law, sister-in-law, daughter-in-law, son-in-law, aunt, cousin, uncle, niece, nephew, grandfather or grandmother of the individual, and for the purposes of this definition, an adopted child shall be regarded as a child both of the natural parents and the adoptive parents and a step-child as the child both of the natural parents and any step-parents.

1.2 Governing Law and Judgments

In any proceedings taken in its jurisdiction of incorporation or establishment in relation to the Facility Letter, the choice of Hong Kong law as the governing law of the Facility Letter and any judgment obtained in Hong Kong against it with respect to the Facility Letter will be recognised and enforced.

1.3 Binding Obligations

The obligations expressed to be assumed by it in the Facility Letter are legal and valid obligations binding on it and enforceable against it in accordance with the terms thereof.

1.4 Execution of the Facility Letter

Its execution of the Facility Letter, its exercise of its rights and performance of its obligations thereunder and the transactions contemplated thereby do not and will not:

1.4.1 contravene any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets;

1.4.2 conflict with its articles of association or any other constitutional documents; or

1.4.3 conflict with any applicable law or regulation.

It has the power to enter into the Facility Letter and all corporate and other action required to authorise the execution of the Facility Letter and the performance of its obligations thereunder has been duly taken. No limit on its powers will be exceeded as a result of the borrowing or other assumption of obligations, or any grant of security or giving of indemnities, contemplated by the Facility Letter.

1.5 No Material Proceedings

No litigation, arbitration, administrative proceedings or labour controversy before any court, tribunal, arbitrator or other relevant authority is current or, to the knowledge and belief of a senior officer of it, pending or threatened against it which would have a Material Adverse Effect, save for any such legal proceedings commenced by a third party which are frivolous or vexatious, have no reasonable cause of action or which are being contested in good faith by appropriate proceedings and against which adequate reserves are maintained.

南洋商業銀行有限公司 Nanyang Commercial Bank, Limited
香港中環德輔道中151號 151 Des Voeux Road Central Hong Kong
電話 Tel: 2852 0888 傳真 Fax: 2815 3333 www.ncb.com.hk
中國信達全資附屬公司 Wholly owned subsidiary of China Cinda

1.6 No Material Adverse Change

Since the date of its most recent financial statements (or audited financial statements in the case where the Borrower is a limited company), there has been no material adverse change in the business or financial condition of it.

1.7 Validity and Admissibility in Evidence

All acts, conditions and things required to be done, fulfilled and performed and all authorisations (governmental or otherwise) required to be obtained in order (a) to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations in the Facility Letter, (b) to ensure that its obligations in the Facility Letter are legal, valid, binding and enforceable and (c) to make the Facility Letter admissible in evidence in its jurisdiction of incorporation or establishment have been done, fulfilled, performed and obtained and in full force and effect.

1.8 Claims Pari Passu

Under the laws of its jurisdiction of incorporation or establishment in force at the date hereof, the claims of the Bank against it under the Facility Letter rank at least pari passu with claims of all its other unsecured and unsubordinated creditors save those whose claims are mandatory preferred by law applying to companies generally.

1.9 No Filing or Stamp Taxes

Under the laws of its jurisdiction of incorporation or establishment in force at the date hereof, it is not necessary that the Facility Letter be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Facility Letter or the transactions contemplated by the Facility Letter.

1.10 No Immunity

In any proceedings taken in the jurisdiction of incorporation or establishment of it in relation to the Facility Letter, it will not be entitled to claim for it or any of its assets immunity from suit, execution, attachment or other legal process.

1.11 No Winding-up

It has not taken any corporate action nor have any other steps been taken or legal proceedings (save for any such legal proceedings commenced by a third party which are (i) frivolous or vexatious or (ii) which are being contested in good faith by appropriate proceedings and against which adequate reserves are maintained and, in each case, are unconditionally discharged or dismissed within 180 (one hundred and eighty) days) been started or threatened against it for its winding-up, dissolution, administration or reorganisation (whether by voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory or interim manager, conservator, custodian, trustee or similar officer of it or of any or all of its assets or revenues.

1.12 Written Information

All material written information supplied by the Borrower is true, complete and accurate in all material respects as at the date it was given and is not misleading in any respect.

南洋商業銀行有限公司 Nanyang Commercial Bank, Limited
香港中環德輔道中151號 151 Des Voeux Road Central Hong Kong
電話 Tel: 2852 0888 傳真 Fax: 2815 3333 www.ncb.com.hk

1.13 Solvency

It is able to pay its debts as they fall due and has not commenced negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or made a general assignment for the benefit of or a composition with its creditors.

1.14 Taxes

It has filed or caused to be filed all tax returns which are required to be filed by it and has paid all taxes shown to be due and payable by it on such returns or any assessment received by it, save for taxes which are being contested in good faith by appropriate proceedings and in respect of which adequate reserves have been set aside by it.

1.15 Compliance

It is, to the knowledge and belief of a senior officer of it, in compliance with the requirements of all applicable laws, rules and regulations and orders of governmental or regulatory authorities save those which are not material to its business and the effect of such non-compliance is not significantly adverse to it.

2. Covenants

2.1 Maintenance of Legal Validity

The Borrower shall promptly obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws of its jurisdiction of incorporation or establishment to enable it to lawfully enter into and perform its obligations under the Facility Letter and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of the Facility Letter.

2.2 Notification of Events of Default

The Borrower shall promptly inform the Bank after it becomes aware of the occurrence of any default or event of default under the Facility Letter or of any event which might reasonably be expected to have a Material Adverse Effect.

2.3 Claims Pari Passu

Subject to Clause 2.13 below, the Borrower shall ensure that at all times the claims of the Bank against it under the Facility Letter rank and continue to rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are mandatorily preferred by law applying to companies generally.

2.4 Taxes

The Borrower shall duly and punctually file all tax returns when due and pay and discharge all taxes prior to the date on which penalties are attached thereto except for such taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside and payment of which can be lawfully withheld.

南洋商業銀行有限公司 Nanyang Commercial Bank, Limited
香港中環德輔道中151號 151 Des Voeux Road Central Hong Kong
電話 Tel: 2852 0888 傳真 Fax: 2815 3333 www.ncb.com.hk
中國信達全資附屬公司 Wholly owned subsidiary of China Cinda

2.5 Information

The Borrower shall promptly deliver to the Bank copies of all its audited and unaudited financial statements and such other reports and information relating to the Borrower as the Bank may reasonably request from time to time.

2.6 Maintenance of Records

The Borrower shall maintain all books of records and accounts with respect to itself and its business in good order.

2.7 Inspection

The Borrower shall, upon reasonable prior written notice from the Bank and during normal working hours, permit and arrange for the Bank or its other authorized representatives (including representatives of HKMCI) to inspect all financial records and books of accounts and discuss the Borrower's business affairs with its officers and advisors as the Bank may reasonably request.

2.8 Use of Proceeds

The Borrower shall apply the Facility solely for such purposes as specified in the relevant Operating Procedures and applicable to the relevant Guarantee Product.

2.9 Compliance

The Borrower shall comply in all respects with the requirements of all applicable laws, rules and regulations and orders of governmental or regulatory authorities if failure to comply with such requirements would (either individually or in aggregate) have a Material Adverse Effect (as defined in paragraph 3 below).

2.10 Insurance

The Borrower shall maintain insurances on and in relation to its business and assets, in each case, with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by the Borrower and is commercially available.

2.11 Business

The Borrower shall ensure that:

2.11.1 it has power to own its assets and carry on business as conducted from time to time;

2.11.2 it has good title (free from any restrictions or onerous covenants) to all of the assets required for carrying on its business; and

2.11.3 it has obtained or effected all authorisations, approvals, consents, exemptions, filings, licenses, notarisations, permits and registrations which are required in connection with its business, and that all such authorisations, approvals, consents, exemptions, filings, licenses, notarisations, permits and registrations are in full force and effect, except where the failure to obtain or effect the same or, as the case may be, the cessation of the force and effect of

南洋商業銀行有限公司 Nanyang Commercial Bank, Limited
香港中環德輔道中151號 151 Des Voeux Road Central Hong Kong
電話 Tel: 2852 0888 傳真 Fax: 2815 3333 www.ncb.com.hk
中國信達全資附屬公司 Wholly owned subsidiary of China Cinda

the same would not reasonably be expected to, have a Material Adverse Effect.

2.12 Obligations

Without prejudice to the performance of the Borrower's other obligations under the Facility Letter, the Borrower shall perform all its obligations under all of the material agreements or contracts to which it is a party.

2.13 Security and Further Assurance

If by the terms of the Facility Letter, security is to be given by the Borrower in favour of the Bank, the Borrower shall ensure that each security document confers valid security, of the type which such security document purports to create, in favour of the Bank, over each asset, right and benefit expressed to be subject to such security and ensure that the Bank enjoys the priority which such security is expressed to have. The Borrower shall promptly execute all documents and do all things that the Bank reasonably specifies for the purpose of enabling the Bank to exercise its rights under each security document or preserving the priority and effectiveness of such security. (For the avoidance of doubt, the Borrower confirms that all sums from time to time owing by it to the Bank under the Facility Letter are and shall be secured by all and any security created by it, before or at the date of the Facility Letter or at any time after that date, which is by its terms expressed (in any manner whatsoever) to secure all monies owing by the Borrower to the Bank, and the Borrower will not seek to claim or assert anything to the contrary.)

3. Definitions

In this Schedule, "Material Adverse Effect" means (a) a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Borrower; (b) a material impairment of the ability of the Borrower to perform any of its obligations under the Facility Letter; or (c) a material impairment of the rights of, or benefits available to, the Bank under the Facility Letter.

南洋商業銀行有限公司 Nanyang Commercial Bank, Limited
香港中環德輔道中151號 151 Des Voeux Road Central Hong Kong
電話 Tel: 2852 0888 傳真 Fax: 2815 3333 www.ncb.com.hk
中國信達全資附屬公司 Wholly owned subsidiary of China Cinda

Drawdown Notice

Date:

To: Nanyang Commercial Bank, Limited

Re: Term Loan Facility up to an extent of HKD8,100,000.00 under Facility Letter Ref. LO-673-SFGS100-04311303038-00 dated 7 July 2022 subject to General Terms and Conditions for General Banking Facilities and Loan Facility(ies) (the "Facility Letter")

I/We refer to the above Facility Letter and hereby give you notice that I/we wish to make a drawing of Hong Kong Dollars ______________________________ Only (HKD______________________) (the "Advance") on ______________.

Additional instruction (if any of the following boxes is/are checked):

☐ Please credit the above amount into the account in the name of Taiwanese Hotpot Limited under account number ______________________________ maintained with Nanyang Commercial Bank, Limited.

I/We certify and confirm that:-

(a) the representations and warranties contained in the Facility Letter, repeated with reference to the facts and circumstances subsisting at the date of this notice, remain true and correct; and

(b) no Event of Default has occurred and/or is continuing.

Terms defined in the Facility Letter have the same meanings when used in this notice.

Yours faithfully,

\# Signature(s) Verified/Witnessed by:

____

Name: Taiwanese Hotpot Limited
Signed by:

____

Name:

 # Delete whichever is inapplicable